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Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 6, 2004 relating to the consolidated financial statements of Cellegy Pharmaceuticals, Inc. which appears in Cellegy Pharmaceuticals, Inc.'s Annual Report on Form 10-K, as of December 31, 2003 and for the year ended December 31, 2003.

/s/ PricewaterhouseCoopers LLP

San Jose, California
December 30, 2004

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM